[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND
FIRST AMENDMENT TO CASH DIVERSION GUARANTY
This FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO CASH DIVERSION GUARANTY, dated as of June 28, 2019 (this “Amendment”), is entered into among the undersigned in connection with that certain (a) Credit Agreement, dated as of October 20, 2017, among Sunrun Scorpio Portfolio 2017-A, LLC, as Borrower (the “Borrower”), the financial institutions as Lenders from time to time party thereto (the “Lenders”), and KeyBank National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as LC Issuer (in such capacity, the “LC Issuer”) (as in effect prior to the date hereof, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”) and (b) Cash Diversion Guaranty, dated as of October 20, 2017, by Sunrun Inc. (the “Sponsor”) in favor of the Administrative Agent for the benefit of the Lenders (as in effect prior to the date hereof, the “Guaranty” and as amended by this Amendment, the “Amended Guaranty”). Capitalized terms which are used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement and the rules of construction set forth in Section 1.02 of the Credit Agreement apply to this Amendment.
W I T N E S S E T H
WHEREAS, the Borrower and the Sponsor wish to make, and the undersigned wish to agree to make, certain amendments to the Credit Agreement and the Guaranty as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Article III below, the following amendments to the Credit Agreement are hereby accepted and agreed by the parties hereto:
1.    Amendments to Section 1.01.
(a)    The definition of “Advance Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “0.68” with the text “0.68 (or, from and after the Upsize Borrowing Date, 0.72)”.
(b)    The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Applicable Margin” shall mean:
(a)    from the Closing Date until, but excluding the Amendment No. 1 Effective Date, (i) 2.75% per annum for LIBO Loans and (ii) 1.75% for Base Rate Loans; and
(b)    from and after the Amendment No. 1 Effective Date, (i) 2.125% per annum for LIBO Loans and (ii) 1.125% for Base Rate Loans.”

(c)    The definition of “Availability Period” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Availability Period” means, collectively, (a) the Initial Availability Period and (b) the Upsize Availability Period. Any reference to the last or final day of the Availability Period (or words of similar meaning) shall be deemed to be a reference to the last day of the Upsize Availability Period and any reference to the end or expiration of the Availability Period (or words of similar meaning) shall be deemed to be a reference to the end of the Upsize Availability Period.”
(d)    The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and (c) the LIBO Rate plus 1.00%, in each case as in effect for such day (or, if such day is not a Business Day, on the immediately preceding Business Day). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate will be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. If the Base Rate is being used as an alternative rate of interest pursuant to Section 4.11(g), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above until a Benchmark Replacement is determined. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
(e)    The definition of “Delayed Draw Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Delayed Draw Loan” means each loan made pursuant to Section 2.01(a) or Section 2.01(b).”
(f)    The definition of “Delayed Draw Lender” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “, which as of the Closing Date is as set forth in Schedule 2.01.”
(g)    The definition of “Delayed Draw Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated by replacing the proviso at the end thereof in its entirety as follows:
“; provided, that (a) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments during the Initial Availability Period shall not exceed $234,500,000 and (b) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments during the Upsize Availability Period shall not exceed $16,000,000.”

(h)    The definition of “Delayed Draw Loan Commitment Fee” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Delayed Draw Loan Commitment Fee” shall mean, based on daily calculation for each day from (x) the Closing Date through the expiration or earlier termination of the Initial Availability Period, divided by 360, an amount equal to the product of (i) the undrawn Delayed Draw Loan Commitment on such day (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) multiplied by (ii) either (a) for the period commencing on the Closing Date until the date on which 50% of the Delayed Draw Loan Commitments have been drawn, 1.0% per annum or (b) for the period commencing on the date on which 50% of the Delayed Draw Loan Commitments have been drawn until the last day of the Initial Availability Period, 0.75% per annum and (y) the Amendment No. 1 Effective Date through expiration or earlier termination of the Upsize Availability Period, divided by 360, an amount equal to the product of (i) the undrawn Delayed Draw Loan Commitment on such day (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) multiplied by (ii) 0.75% per annum.”
(i)    The definition of “Independent Engineer” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “DNV GL (f/k/a Garrad Hassan America, Inc.)” with the text “Leidos Engineering, LLC”.
(j)    The definition of “LC Commitment” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “$10,000,000” with the text “$12,500,000”.
(k)    The definition of “LC Lender” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “, which as of the Closing Date is as set forth in Schedule 2.01.”
(l)    The definition of “Other Credit Agreement” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
““Other Credit Agreement” shall mean (a) for so long as it remains in effect, that certain Credit Agreement, dated as of the Closing Date, between Pledgor, as borrower, the financial institutions as lenders from time to time party thereto and KeyBank National Association, as Administrative Agent for such lenders and (b) otherwise, the credit agreement, the loan agreement or similar document pursuant to which the existing “Other Credit Agreement” is refinanced.”
(m)    The definition of “Permitted Fund Disposition” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “after the Availability Period” before the text “that satisfied each of the following conditions precedent”.
(n)    The definition of “Pre-PTO Conditions” in Section 1.01 of the Credit Agreement is hereby amended by replacing each instance of the text “Availability Period” with the text “Initial Availability Period”.

(o)    The following are hereby added as new defined terms to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
““Aggregate Customer Agreement Recovery Rate” means, as of any Calculation Date and with respect to any applicable group of Projects where a Completed Service Transfer has occurred with respect to such Project during the six-month period ending on such Calculation Date, the quotient obtained by dividing (a) the sum of (i) the present value of the aggregate remaining contracted Comparison Customer Agreement cash flows for all such Projects on such Calculation Date (after any Completed Service Transfer discounted at an annual rate of 6%) and (ii) aggregate prepayments received in connection with any Completed Service Transfer for all such Projects by (b) the present value of the aggregate remaining contracted Comparison Customer Agreement cash flows for all such Projects (calculated on such Calculation Date as if such Completed Service Transfer had not occurred and no payments were received in connection with such Completed Service Transfer) discounted at an annual rate of 6%.”
““Amendment No. 1 Effective Date” means June 28, 2019.”
““Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include the Base Rate or Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.”
““Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.”
““Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest

Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).”
““Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”
““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.”

““Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.”
““Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 4.11(g) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 4.11(g).”
““Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.”
““Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”
““Comparison Customer” shall mean a Person party to a Comparison Customer Agreement who leases, or agrees to purchase Energy produced by, a Project.”
““Comparison Customer Agreement” shall mean those power purchase agreements or customer lease agreements (together with all ancillary agreements and documents related thereto, including any assignment agreement to a replacement Comparison Customer) with respect to a Project, whereby the Comparison Customer agrees to purchase the Energy produced by the related Project for a fixed fee per kWh, or agrees to lease the Project for monthly lease payments.”
““Completed Service Transfer” means the assignment of a Comparison Customer Agreement to a subsequent Comparison Customer (including, without limitation, any assignments made in connection with a foreclosure or bankruptcy).”
““Completed Service Transfer Recovery Differential” means, as of any Calculation Date, the difference obtained by subtracting (a) the Aggregate Customer Agreement Recovery Rate for Non-Fixture Filing Systems from (b) the Aggregate Customer Agreement Recovery Rate for Fixture Filing Systems.”
““Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.11(g), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.”
““Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.”
““Fixture Filing Systems” means each Project owned by Sponsor or any of its Affiliates in a Project State (other than Projects located in the State of California) in respect of which a fixture filing had been recorded and was in effect against the applicable Customer and the applicable property in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code at the time of the Completed Service Transfer or Uncompleted Service Transfer.”
““Initial Availability Period” means the period beginning on the Closing Date and ending on July 20, 2018.”
““Non-Fixture Filing Systems” means each Project owned by Sponsor or any of its Affiliates in a Project State (other than Projects located in the State of California) that is not a Fixture Filing System.”
““Project Pool Fixture Filing Event” means the occurrence of any of the events described in clauses (a), (b) or (c) below on or after June 30, 2019 or the occurrence of the event describe in clause (d) or (e) below on or after the Amendment No. 1 Effective Date: (a) as of any applicable Calculation Date where the aggregate capacity of Fixture Filing Systems is equal to or greater than [***] MW, the Completed Service Transfer Recovery Differential calculated on such Calculation Date is equal to or greater than of [***], (b) as of any Calculation Date where the aggregate capacity of Fixture Filing Systems is less than [***] MW, the Aggregate Customer Agreement Recovery Rate for Non-Fixture Filing Systems calculated on such Calculation Date is less than or equal to [***], (c) as of any applicable Calculation Date, the number of Uncompleted Service Transfers in respect of Non-Fixture Filing Systems during the six-month period ending on such Calculation Date is equal to or greater than [***] ([***]%) of the number of Total Service Transfers in respect of Non-Fixture Filing Systems during the six-month period ending on such Calculation Date, (d) the [***] expires or is terminated and Sponsor does not enter into a replacement agreement in form and substance, and with a counterparty, acceptable to the Administrative Agent (acting on the instruction of the Required Lenders) within thirty (30) days of such expiration or termination, or (e) a material breach of the [***] by either Sponsor or the counterparty to the [***] has occurred and is continuing, and both (i) such breach is not cured within thirty (30) days following its occurrence and (ii) Sponsor does not enter into a replacement agreement in form and substance, and with a counterparty, acceptable to the Administrative Agent (acting on the instruction of the Required Lenders) within thirty (30) days following the end of such thirty (30) day cure period.”
““Qualifying California Code” means (a) Cal. Pub. Util. Code §§ 2868-2869 as in effect as of the date of this Agreement or (b) Cal. Pub. Util. Code §§ 2868-2869 as in effect after the date of this Agreement, provided that such sections of the Cal. Pub. Util. Code remain substantially similar to Cal. Pub. Util. Code §§ 2868-2869 as in effect as of the date of this Agreement.”
““Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.”
““[***]” shall mean the Statement of Work [***] for [***], dated as of August 1, 2018, between Sponsor and [***] and the Master Services Agreement, dated as of April 11, 2014, between Sponsor and [***] (or any replacement agreement or agreements approved by the Administrative Agent, acting at the direction of the Required Lenders).”
““SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.”
““Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.”
““Total Service Transfers” means all Completed Service Transfers and Uncompleted Service Transfers.”
““Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”
““Uncompleted Service Transfer” means a situation in which a Comparison Customer voluntarily or involuntarily sells or transfers title to the real property associated with a Project to a purchaser who does not assume the Comparison Customer’s obligations under the Comparison Customer Agreement.”

““Upsize Availability Period” means the period beginning on the Amendment No. 1 Effective Date and ending on the earlier of (i) December 31, 2019 and (ii) the date a Delayed Draw Loan is made pursuant to Section 2.01(b).”
““Upsize Borrowing Date” means the date a Delayed Draw Loan is made pursuant to Section 2.01(b).”
““Upsize Delayed Draw Loan Commitment” shall mean, as to each Lender, its obligation to make a Delayed Draw Loan to the Borrower from time to time pursuant to Section 2.01(b) during the Upsize Availability Period in an aggregate principal amount at any one time not to exceed the amount set forth in the column titled “Upsize Availability Period Delayed Draw Loan Commitment as of the Amendment No. 1 Effective Date” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.”
2.    Amendment to Section 2.01(a). Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) On the Closing Date and from time to time thereafter during the Initial Availability Period, but no more than once a month during the Initial Availability Period, the Borrower may request a loan in an aggregate amount not to exceed the total aggregate Delayed Draw Loan Commitments of all Delayed Draw Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c). Subject to the terms and conditions set forth herein, each Delayed Draw Lender agrees severally, and not jointly, to make such Delayed Draw Loan to the Borrower in a principal amount not to exceed its Delayed Draw Loan Commitment. Any Delayed Draw Loan requested under this Section 2.01(a) shall be made by the Delayed Draw Lenders ratably in proportion to their respective share of the aggregate Delayed Draw Loan Commitments; provided that the disbursement of such Delayed Draw Loan shall not result in the aggregate principal amount of the Delayed Draw Loans outstanding at any time, after giving effect to such Delayed Draw Loan, exceeding the lesser of (i) the total aggregate Delayed Draw Loan Commitments of all Delayed Draw Lenders and the (ii) the Available Borrowing Base, after giving effect to such Delayed Draw Loan. Each Delayed Draw Lender’s Delayed Draw Loan Commitment (other than any Upsize Delayed Draw Loan Commitment provided on the Amendment No. 1 Effective Date) expired on the last day of the Initial Availability Period after giving effect to any funding of such Delayed Draw Lender’s Delayed Draw Loan Commitment on such date. The Delayed Draw Loans pursuant to this Section 2.01(a) may be Base Rate Loans or LIBO Rate Loans.”
3.    Amendment to Section 2.01(b). Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) During the Upsize Availability Period, the Borrower may request a single Delayed Draw Loan in an aggregate amount not to exceed the total aggregate Upsize

Delayed Draw Loan Commitments of all Delayed Draw Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c). Subject to the terms and conditions set forth herein, each Delayed Draw Lender with an Upsize Delayed Draw Loan Commitment agrees severally, and not jointly, to make such Delayed Draw Loan to the Borrower in a principal amount not to exceed its Upsize Delayed Draw Loan Commitment. Any Delayed Draw Loan requested under this Section 2.01(b) shall be made by the Delayed Draw Lenders that have an Upsize Draw Loan Commitment ratably in proportion to their respective share of the aggregate Upsize Delayed Draw Loan Commitments; provided that the disbursement of such Delayed Draw Loan shall not result in the aggregate principal amount of the Delayed Draw Loans outstanding at any time, after giving effect to such Delayed Draw Loan, exceeding the Available Borrowing Base. The Upsize Delayed Draw Loan Commitment of each Delayed Draw Lender with an Upsize Delayed Draw Loan Commitment shall expire on the last day of the Upsize Availability Period after giving effect to any funding of such Delayed Draw Lender’s Upsize Delayed Draw Loan Commitment on such date. The Delayed Draw Loans pursuant to this Section 2.01(b) may be Base Rate Loans or LIBO Rate Loans. After the making of the Borrowing pursuant to this Section 2.01(b), the Delayed Draw Lenders shall purchase and assign at par such amounts of the Delayed Draw Loans outstanding at such time as the Administrative Agent may require such that each Delayed Draw Lender holds its pro rata share of all Delayed Draw Loans outstanding after giving effect to all such assignments.”
4.    Amendment to Section 2.01(e). Section 2.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Provided the Administrative Agent shall have received the applicable Borrowing Notice by no later than 10:00 a.m. (Cleveland, Ohio time) on an applicable Business Day, the Administrative Agent shall advise each Delayed Draw Lender of its pro rata share of the applicable Delayed Draw Loan (determined (x) during the Initial Availability Period, as the percentage which such Delayed Draw Lender’s Delayed Draw Loan Commitment then constitutes of the aggregate Delayed Draw Loan Commitments and (y) during the Upsize Availability Period, as the percentage which such Delayed Draw Lender with an Upsize Delayed Draw Loan Commitment then constitutes of the aggregate Upsize Delayed Draw Loan Commitments) no later than 2:00 p.m. (Cleveland, Ohio time) on the Business Day immediately following the Administrative Agent’s receipt of such Borrowing Notice.”
5.    Amendment to Section 2.02(d). Section 2.02(d) of the Credit Agreement is hereby amended by replacing the first instance of the text “Availability Period” with the text “Upsize Availability Period”.
6.    Amendment to Section 4.03(b). Section 4.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“On each Payment Date during the Initial Availability Period, the Borrower shall, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Delayed Draw Loans outstanding on such Payment Date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date. If the Upsize Availability Period expires without the Upsize Borrowing Date having occurred and the aggregate principal amount of the Delayed Draw Loans outstanding on the last day of the Upsize Availability Period exceeds the Available Borrowing Base calculated as of such last day (such excess, the “Excess Amount”), the Borrower shall on each Payment Date after the Upsize Availability Period, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes such excess to be paid.”
7.    Amendment to Section 4.03(c). The first sentence of Section 4.03(c) of the Credit Agreement is hereby amended by replacing the text “Availability Period” with the text “Initial Availability Period” in each place it appears. The second sentence of Section 4.03(c) of the Credit Agreement is hereby amended by replacing the text “Availability Period” with the text “Upsize Availability Period” in each place it appears.
8.    Amendment to Section 4.03(f). Section 4.03(f) of the Credit Agreement is hereby amended by (a) replacing the text “Availability Period” with the text “Initial Availability Period” and (b) replacing the text “0.68” with the text “0.68 (or, from and after the Upsize Borrowing Date (if any), 0.72)”.
9.    Amendment to Section 4.05(d). Section 4.05(d) of the Credit Agreement is hereby amended by replacing the text “Availability Period” with the text “Upsize Availability Period”.
10.    Amendment to Section 4.06. Section 4.06 of the Credit Agreement is hereby amended by inserting the text “(or, during the Upsize Availability Period, to each Delayed Draw Loan Lender with an Upsize Delayed Draw Loan Commitment, pro rata to their Upsize Delayed Draw Loan Commitments)” after the text “Delayed Draw Loan Commitments”.
11.    New Section 4.11(g). Section 4.11 of the Credit Agreement is hereby amended by inserting the following as a new Section 4.11(g):
Effect of Benchmark Transition Event.
(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the

Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.11(g) will occur prior to the applicable Benchmark Transition Start Date.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.11(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.11(g).
(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of LIBO Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Base Rate.
12.    Amendment to Section 5.23(k). Section 5.23(k) of the Credit Agreement is hereby deleted in its entirety and replaced with the text “(k) [Reserved]”.

13.    Amendment to Section 5.23(l). Section 5.23(l) of the Credit Agreement is hereby amended by replacing the text “Cal. Pub. Util. Code §§ 2868-2869” with the text “a Qualifying California Code”.
14.    Amendment to Section 6.01(a)(iii). The first sentence of Section 6.01(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower shall cause the Manager to provide to the Administrative Agent and the Independent Engineer the quarterly Manager’s report (as described in the Management Agreement), no later than forty five (45) days after the end of the fiscal quarter of the Borrower, commencing with the fiscal quarter ended December 31, 2017, which report shall include information regarding the Completed Service Transfer Recovery Differential and Uncompleted Service Transfers and shall otherwise be in the form attached as Exhibit B to the Management Agreement. To the extent the number of Projects that include battery storage is equal to or exceeds 3% of the Project Pool, such Manager’s report shall include information on Battery performance, including disclosure of any Serial Defects, Implicated Battery Models and Battery Replacement Costs, information on failure rates and any other information as the Administrative Agent or Independent Engineer may reasonably request in determining the Required Battery Reserve Amount (each as defined in the Depositary Agreement).”
15.    Amendment to Section 6.01(b). Section 6.01(b) of the Credit Agreement is hereby amended by (a) deleting the text “and” at the end of Section clause (ix), (b) replacing the text “.” at the end of clause (x) with “; and” and (c) inserting the following as a new clause (xi):
“notice of any change in the information provided in the Beneficial Ownership Certification delivered by the Borrower on the Amendment No. 1 Effective Date that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification.”
16.    Amendment to Section 6.08(f). The first sentence of Section 6.08(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall take all reasonable actions to maintain the filings referenced in Section 5.23(l) pursuant to applicable Laws.”
17.    Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by replacing the text “Availability Period” with the text “Initial Availability Period”.
18.    Amendment to Section 6.25. Section 6.25 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“If the Upsize Availability Period expires without the Upsize Borrowing Date having occurred, the Borrower shall, no later than ten (10) Business Days following the last day of the Upsize Availability Period, deliver to the Administrative Agent an updated

Base Case Model and an Available Borrowing Base Certificate calculated as of the last day of the Upsize Availability Period.”
19.    Amendment to Section 6.27. Section 6.27 of the Credit Agreement is hereby amended by replacing the text “Availability Period” with the text “Initial Availability Period”.
20.    New Section 6.30. Article VI of the Credit Agreement is hereby amended by inserting the following as a new Section 6.30:
“In the event a Project Pool Fixture Filing Event occurs, Borrower shall (a) instruct a competent third party service provider to file (with a copy of such instruction delivered to the Administrative Agent) in respect of each Eligible Project (other than (i) provided that a Qualifying California Code remains in effect in the State of California, any Eligible Project located in the State of California and (ii) any Eligible Project that is a Fixture Filing System) a fixture filing against each Customer and the applicable property in respect of such Eligible Project in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code within five (5) Business Days of the date on which the Manager’s report described in Section 6.01(a)(iii) is required to be delivered in respect of the Calculation Date on which the Project Pool Fixture Filing Event occurred, (or, solely with respect to a Project Pool Fixture Filing Event described in clause (d) or (e) of the definition thereof, within five (5) Business Days of the occurrence of such event), and (b) cause such filings to be made no later than sixty (60) days after such instruction is delivered.”
21.    New Section 6.31. Article VI of the Credit Agreement is hereby amended by inserting the following as a new Section 6.31:
“In the event that the real property underlying an Eligible Project is subject to foreclosure or pre-foreclosure proceedings, Borrower shall (a) instruct a competent third party service provider to file in respect of such Eligible Project (other than (i) provided that a Qualifying California Code remains in effect in the State of California, any Eligible Project located in the State of California and (ii) any Eligible Project that is a Fixture Filing System) a fixture filing against the applicable Customer and the applicable property in respect of such Eligible Project in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code within five (5) Business Days of the date on which the Borrower or any of its Affiliates obtains actual knowledge of such proceedings, and (b) cause such filing to be made no later than the earlier of (i) thirty (30) days after such instruction is delivered and (ii) ninety (90) days after the Borrower or any of its Affiliates obtains actual knowledge that the real property underlying an Eligible Project has become subject to foreclosure or pre-foreclosure proceedings; provided that any failure to comply with this Section 6.33 in any single instance shall not be deemed a breach of this Section 6.33 unless and until such failure, together with any prior failures, has occurred within the preceding twelve (12) month period with respect to twenty-five (25) or more Eligible Projects.”

22.    Amendment to Section 9.03. Section 9.03 of the Credit Agreement is hereby amended by inserting the following as a new clause (o):
“(o) With respect to the Borrowing to occur on the Upsize Borrowing Date, the Borrower has certified to the Administrative Agent that, after giving effect to such Borrowing, it will be in compliance with its obligations under Section 6.11.”
23.    Amendment to Section 10.01(c)(iii). Section 10.01(c) of the Credit Agreement is hereby amended by replacing the text “and Section 6.24(a)” with “Section 6.24(a) and Section 6.30”.
24.    Amendment to Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Annex A attached hereto.
25.    Replacement of Base Case Model. Attached hereto as Annex B is the Base Case Model in effect as of the date hereof, which Base Case Model shall be updated from time to time in accordance with the terms of the Credit Agreement, including on the Upsize Borrowing Date.
II.    Amendments to the Guaranty. Subject to the satisfaction of the conditions set forth in Article III below, the following amendments to the Guaranty are hereby accepted and agreed by the parties hereto:
1.    Amendment to Section 2.01. Section 2.01 of the Guaranty is hereby amended by replacing all text after clause (a) with the following and restated in its entirety as follows:

“(b) the amount of any [***], as and when such amount is required to be deposited into the [***] pursuant to Section 6.29 of the Credit Agreement, up to the [***] and less all amounts transferred to the [***] pursuant to Section 4.02(b)(x) of the Depository Agreement, (c) the amount of any filing fees and service fees incurred by the Borrower to make any fixture filings required to be made pursuant to Section 6.30 or Section 6.31 of the Credit Agreement (all such obligations set forth in subclauses (a) through (c), collectively defined as the “Guaranteed Obligations”).”
2.    New Section 4.07. Article IV of the Guaranty is hereby amended by inserting the following as a new Section 4.07:
“[***]. Guarantor shall promptly, but in no event later than three (3) Business Days after the earlier of its or any Subsidiary’s receipt or Knowledge thereof, deliver, or cause to be delivered, to the Administrative Agent, notice of any expiration or termination of, or default or event of default under, the [***].”
III.    Conditions Precedent to Effectiveness. The amendments contained in Article I and Article II shall not be effective until the date (such date, the “Amendment Effective Date”) that:
1.    the Administrative Agent shall have received copies of this Amendment executed by the Borrower, the Sponsor and each Lender, and acknowledged by the Administrative Agent;

2.    the Administrative Agent shall have received executed a Note executed by the Borrower in favor of each Lender requesting a Note;
3.    at least five (5) Business Days prior to the Amendment Effective Date, the Borrower shall have qualified as a “legal entity customer” under the Beneficial Ownership Regulation and delivered a Beneficial Ownership Certification to the Administrative Agent in relation to the Borrower;
4.    the Administrative Agent shall have received favorable opinions of counsel to the Relevant Parties and the Sponsor in relation to this Amendment, addressed to the Administrative Agent and each Secured Party.
5.    the Borrower shall have paid (or caused to be paid) (a) to the LC Issuer, for its own account, a nonrefundable upfront fee in an amount equal to $[***], (b) to the Administrative Agent, for the pro rata account of the Delayed Draw Lenders, a nonrefundable amendment fee equal to [***]% of the outstanding principal amount of Delayed Draw Loans of such Delayed Draw Lenders and (c) to the Administrative Agent, for the pro rata account of the Delayed Draw Lenders providing an Upsize Delayed Draw Loan Commitment, a nonrefundable fee equal to [***]% of the aggregate Upsize Delayed Draw Loan Commitments of such Delayed Draw Lenders to be allocated by each such Delayed Draw Lender in its sole discretion; and
6.    the Borrower shall have paid all other fees, costs and expenses of the Administrative Agent and the Lenders incurred in connection with the execution and delivery of this Amendment (including third-party fees and out-of-pocket expenses of the Lenders’ counsel and other advisors or consultants retained by the Administrative Agent).
IV.    Representations and Warranties. Each of the Borrower and, as applicable, the Sponsor represents and warrants to each Agent and each Lender Party that the following statements are true, correct and complete in all respects as of the Amendment Effective Date:
1.    Power and Authority; Authorization. Each of the Borrower and the Sponsor has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and the Borrower has all requisite power and authority to perform its obligations under the Amended Credit Agreement and the Sponsor has all requisite power and authority to perform its obligations under the Amended Guaranty. Each of the Borrower and the Sponsor has duly authorized, executed and delivered this Amendment.
2.    Enforceability. Each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights, (ii) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) implied covenants of good faith and fair dealing. Each of this Amendment and the Amended Guaranty is a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights, (ii) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) implied covenants of good faith and fair dealing.
3.    Credit Agreement and Guaranty Representations and Warranties. Each of the representations and warranties set forth in the Credit Agreement (with respect to the Borrower) and the Guaranty (with respect to the Sponsor) (including Section 5.26(b) as to the Base Case Model attached hereto) is true and correct in all respects both before and after giving effect to this Amendment, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all respects as of such earlier date.
4.    Defaults. No event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby as of the date hereof, that would constitute an Event of Default or a Default.
V.    Limited Amendment. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, and each of the Borrower and the Sponsor acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. From and after the Amendment Effective Date, all references to (i) the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Amended Credit Agreement and (ii) the Guaranty in any Loan Document shall, unless expressly provided otherwise, refer to the Amended Guaranty.
VI.    Miscellaneous.
1.    Counterparts. This Amendment may be executed in one or more duplicate counterparts and by facsimile or other electronic delivery and by different parties on different counterparts, each of which shall constitute an original, but all of which shall constitute a single document and when signed by all of the parties listed below shall constitute a single binding document.
2.    Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
3.    Governing Law, etc.. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK. The provisions in

Sections 12.08(b) through (d) and Section 12.09 of the Amended Credit Agreement shall apply, mutatis mutandis, to this Amendment and the parties hereto.
4.    Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes of the Amended Credit Agreement and each other Loan Document.
5.    Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
6.    Execution of Documents. The undersigned Lenders hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.
7.    Change of Notice Information:

(a)
The Borrower hereby provides notice to the Administrative Agent, the Collateral Agent, the Depository Bank and Sunrun that its notice address is hereby changed to “Sunrun Scorpio Portfolio 2017-A, LLC, 225 Bush Street, Suite 1400, San Francisco, CA 94104, Fax: 415.727.3500, Attn: General Counsel” pursuant to Section 12.02(a)(ii) of the Credit Agreement, Section 7.03 of the Depositary Agreement, Section 8.7(a) of the Pledge and Security Agreement, Section 8 of the Management Consent Agreement and Section 13 of the Management Agreement.

(b)
The Borrower hereby provides notice to the Collateral Agent that the notice address for each Holdco Guarantor is hereby changed to “c/o Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, Fax: 415.727.3500, Attn: General Counsel” pursuant to Section 7.7 of the Holdco Guaranty and Security Agreement.

(c)
Sunrun hereby provides notice to the Administrative Agent, the Collateral Agent and the Borrower that its notice address is hereby changed to “Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, Fax: 415.727.3500, Attn: General Counsel” pursuant to Section 5.02 of the Cash Diversion Guaranty, Section 8 of the Management Consent Agreement and Security Agreement and Section 13 of the Management Agreement.

(d)
Pledgor hereby provides notice to the Collateral Agent that its notice address is hereby changed to “Sunrun Scorpio Portfolio 2017-B, LLC, c/o Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, Fax: 415.727.3500, Attn: General Counsel” pursuant to Section 16 of the Pledge Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC, as Borrower

By:	Sunrun Scorpio Portfolio 2017-B, LLC
Its:	Sole Member

By:	Sunrun Scorpio Holdco 2017, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:	/s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

SUNRUN SCORPIO PORTFOLIO 2017-B, LLC, as Pledgor

By:	Sunrun Scorpio Holdco 2017, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:	/s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

SUNRUN INC., as Guarantor

By:	/s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

ING CAPITAL LLC, as Lender
By:	/s/ Thomas Cantello
Name: Thomas Cantello
Title: Managing Director
By:	/s/ Stefano Palombo
Name: Stefano Palombo
Title: Director

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

BANKUNITED, N.A., as Lender
By:	/s/ Michael van Teeffelen
Name: Michael van Teeffelen
Title: VP

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

CDPQ AMERICAN FIXED INCOME V INC., as Lender
By:	/s/ Jerome Marquis
Name: Jerome Marquis
Title: Managing Director
By:	/s/ Jonathan Duguay-Arbesfeld
Name: Jonathan Duguay-Arbesfeld
Title: Senior Director

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By:	/s/ Kyle Hatzes
Name: Kyle Hatzes
Title: VP
By:	/s/ Jeremy Eisman
Name: Jeremy Eisman
Title: Managing Director

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

SILICON VALLEY BANK, as Lender
By:	/s/ Chaitali (“Tai”) Pimputkar
Name: Chaitali (“Tai”) Pimputkar
Title: Vice President II

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

ZB, NATIONAL ASSOCIATION dba NATIONAL BANK OF ARIZONA, as Lender
By:	/s/ Kate Smith
Name: Kate Smith
Title: Vice President

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION, as LC Issuer
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to First Amendment (Scorpio TLA Credit Agreement)]

ANNEX A

Schedule 2.01
Lenders’ Commitments

DELAYED DRAW LENDERS	Initial Availability Period Delayed Draw Loan Commitment as of the Closing Date	Upsize Availability Period Delayed Draw Loan Commitment as of the Amendment No. 1 Effective Date
KeyBank National Association	$[***]	$[***]
ING Capital LLC	$[***]	$[***]
BankUnited, N.A.	$[***]	$[***]
CDPQ American Fixed Income V Inc.	$[***]	$[***]
Deutsche Bank AG, New York Branch	$[***]	$[***]
Silicon Valley Bank	$[***]	$[***]
ZB, National Association dba National Bank of Arizona	$[***]	$[***]
Total	$234,500,000.00	$16,000,000.00

LC LENDERS	LC Commitment*
KeyBank National Association	$12,500,000.00
Total	$12,500,000.00
*On the Amendment No. 1 Effective Date, the LC Commitment increased from $10,000,000 to $12,500,000.

Annex A

ANNEX B

Base Case Model

See excel file: “Sunrun Scorpio 2017 - Portfolio Model (2019-06-28)”

Annex B